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                                                                    EXHIBIT 22.1

Subsidiaries of the Registrant

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
Name of Subsidiary                                    State of Incorporation
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
Franklin American Life Insurance Company                     Tennessee
Franklin American Agency, Inc.                               Tennessee
Family Guaranty Life Insurance Company                     Mississippi
Protective United Assets, Incorporated                     Mississippi
Franklin Protective Life Insurance Company                 Mississippi
Southern Heritage Life Insurance Company                   Mississippi
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